Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.0001 par value per share, of Sensei Biotherapeutics, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 3, 2023

Newtyn Partners, LP

By:	Newtyn Management, LLC Investment Manager

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn TE Partners, LP

By:	Newtyn Management, LLC Investment Manager

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn Management, LLC

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn Capital Partners, LP

By:	Ledo Capital, LLC General Partner

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Ledo Capital, LLC

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

/s/ Noah Levy
Noah Levy